UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700	10065
New York, New York (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2016, SIGA Technologies, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with its General Counsel and Chief Administrative Officer, Robin E. Abrams (the “Executive”). The Amended and Restated Employment Agreement amends and restates the Company’s existing employment agreement with the Executive (the “Existing Agreement”). A copy of the Existing Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated April 14, 2016. The Amended and Restated Employment Agreement amends the Existing Agreement to allow the Executive to serve as Executive Vice President, General Counsel of vTv Therapeutics, Inc. (“vTv”) while the Executive continues to serve as General Counsel and Chief Administrative Officer of the Company, and to receive compensation from vTv. Two of vTv’s directors also serve as directors of the Company. The Executive’s annual base salary in respect of her services to the Company was reduced from $700,000 to $490,000, and the requirement that the Executive devote her full business time to the Company was reduced to the requirement that the Executive devote approximately seventy percent of her business time to the Company.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Employment Agreement, dated August 1, 2016, between SIGA Technologies, Inc. and Robin E. Abrams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: August 2, 2016